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F O R  I M M E D I A T E  R E L E A S E


CONTACT:          Barry Susson                Tom Ryan
-------           Chief Financial Officer     (203) 222-9013
                  (215) 676-6000 x362

                                       OR
OF:               Deb Shops, Inc.             Integrated Corporate Relations
---               9401 Blue Grass Road        24 Post Road East
                  Philadelphia, PA  19114     Westport, CT  06880

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              DEB SHOPS, INC. REPORTS APRIL AND FIRST QUARTER SALES

              COMPANY TO BROADCAST REVIEW OF FIRST QUARTER RESULTS

                                OVER THE INTERNET

Philadelphia - May 6, 2004 - Deb Shops, Inc. (Nasdaq: DEBS) today reported that comparable store sales increased 1.4% for the month ended April 30, 2004. Total sales increased 2.7% to $25.0 million from $24.3 million for the month ended April 30, 2003.

For the quarter ended April 30, 2004, the Company reported a comparable store sales increase of 2.4%. In addition, total sales for the quarter increased 4.2% to $73.0 million from $70.0 million for the quarter ended April 30, 2003.

Deb Shops also announced that the Company will broadcast its conference call to discuss first quarter results over the Internet. The broadcast will be held on Thursday, May 13, 2004 at 11:00 a.m. Eastern Daylight Time and will be hosted by Barry Susson, Chief Financial Officer. To access the broadcast, please visit www.debshops.com and click on Company Info. A replay of the broadcast will be available within one hour of the call.

The Company reports financial results on the calendar month, therefore, differences in timing will occur when comparing Deb Shops' results to those of retailers reporting on a 4-5-4 calendar. During the month of April 2004 there were five Fridays compared to four Fridays in April 2003.

For the remainder of fiscal year 2005, Deb Shops, Inc. will report monthly sales according to the following calendar:

Month End                                            Reporting Date
---------                                            --------------
May 2004                                             June 3, 2004
June 2004                                            July 8, 2004
July 2004                                            August 5, 2004
August 2004                                          September 2, 2004
September 2004                                       October 7, 2004
October 2004                                         November 4, 2004
November 2004                                        December 2, 2004
December 2004                                        January 6, 2005
January 2005                                         February 3, 2005




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Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 329 specialty apparel stores in 41 states under the DEB and Tops 'N Bottoms names.

The Company has made in this report, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses, earnings and financial condition. This report includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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